UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2012

AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54521	27-2841739
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 3651 Lindell Rd., Ste D#322,
Las Vegas, NV 89103
(Address of principal executive offices)

702-473-8227
(Registrant’s telephone number, including area code)

____________________________________________________
 (Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into Material Definitive Agreement

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to American Graphite Technologies Inc.

Technology Licensing Agreement

On December 3, 2012 we entered into and executed a non-exclusive technology License agreement for patent and trade secret technology in the field of Graphene oxide or “Bucky” paper with Cheap Tubes, Inc.  A copy  of this agreement is filed as an exhibit to this 8-K. Pursuant to the terms of the agreement, we will acquire the rights to further develop, commercialize, market and distribute certain proprietary inventions and know-how related to the manufacturing processes for grapheme predicts, including grapheme paper, also known as Bucky Paper.  We agreed to fund commercial development activities based on the payment schedules defined below and we received a license for the rights on a nonexclusive basis for marketing products and/or services.   Pursuant to the terms of the agreement, we agreed to provide the following payments to Cheap Tubes:

A minimum of $250,000 over 18 months, payable as follows:

•	$10,000 on the execution of the agreement;
•	$40,000 per quarter on January 1, 2013, April 1, 2013, July 1, 2013 and October 1, 2013 and on January 1, 2014 and April 1, 2014.

Under the terms of the agreement, Cheap Tubes will incorporate a new corporation (“Newco”) and will assign all rights and obligations of the agreement with us as well as the patent agreement.  The newly formed corporation will then become the party to this agreement.   Until such time as Newco is formed all funds paid will remain in an attorney escrow.  Further, in order to have funds released from escrow the parties must formulate and agree to a milestone schedule to be met by Cheaptubes or Newco as the case may be.   Each quarter the milestones from the prior quarter must be met as a pre-condition to the upcoming quarterly funding.  The milestone schedule is expected to be finalized during December 2012.

Under the agreement the Company was granted a non-exclusive license to market and distribute Bucky Paper using the patents, trade secrets and knowhow (the “Proprietary Rights”) throughout the world.   Newco or Cheap Tubes will manufacture the Bucky Paper products and we shall have no rights to sublicense the Proprietary Rights to a third party.  As the agreement is non-exclusive, Cheap Tubes will also have the right to market and distribute Bucky Paper products, subject to our ongoing fees, as described below.

As consideration for funding, Cheap Tubes will pay us 40% of the Net Cheap Tubes Sales Revenue for Bucky Paper until the amount we have received equals our capital investment regardless of whether we or Cheap Tubes are the ultimate vendors on the sale.  Thereafter, we will receive 30% of our capital investment until such time as we have received an amount equal to 20% of the $250,000 invested, 25% for the next five years and 20% for the remaining five years, at which time all obligations to us from Cheap Tubes or Newco shall cease.

Any new opportunities presented to us or Mike Foley (the shareholder of Cheap Tubes). Cheap Tubes or Newco shall be negotiated and if agreement is reached then shall be formalized in a mutually acceptable definitive agreement; with no obligation upon either party to enter into an agreement should they not be able to negotiate mutually acceptable terms.  However, it is the intent of the parties to work toward furthering the business of Cheap Tubes, Newco, our business and any new business that may present itself.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Patent and Technology License Agreement between the Company and Cheap Tubes, Inc. dated December 3, 2012 *
* Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	AMERICAN GRAPHITE TECHNOLOGIES INC.

	By:	/s/ Rick Walchuk
Rick Walchuk
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director